Exhibit 3.1


                             STOCK OPTION AGREEMENT



     THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of June __, 1998, is by and between Dynex Holding, Inc., a company organized and existing under the laws of the Commonwealth of Virginia ("Grantee"); Messrs. Adrian Katz, William O. Winsauer and John S. Winsauer (each a "Stockholder" and, collectively, the "Stockholders"), each owners of shares of the common stock of AutoBond Acceptance Corporation ("AutoBond"), a company organized and existing under the laws of Texas; and AutoBond.

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1.       Option to Purchase Shares.

     1.1 Grant of Option. Each Stockholder, severally and not jointly, hereby grants to Grantee an irrevocable option to purchase all of the issued and outstanding shares of AutoBond common stock, no par value (the "AutoBond Common Stock"), owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule A attached hereto (the "Existing Shares"), and AutoBond Common Stock acquired by such Stockholder after the date hereof and prior to the termination hereof, whether upon exercise of options or warrants, conversion of convertible securities, purchase, exchange or otherwise, (such shares with the Existing Shares referred to as the "Shares") on the terms and subject to the conditions set forth herein (the "Option").

                  1.2      Exercise of Option.

     (a) The Option may be exercised by Grantee, as a whole and not in part, at any time, commencing upon the date hereof and on or prior to the first anniversary of the date hereof (the "Expiration Date") (such period, the "Term"); provided, however, this Option shall terminate at such time as Dynex Capital terminates or breaches its obligation to fund under the Credit Agreement between Dynex Capital, Inc. and AutoBond of even date herewith.

     (b) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to each of the Stockholders of its intention to so exercise the Option (a "Notice"), specifying the place, time and date (the "Closing Date") of the closing of such purchase (the "Closing"). The Closing Date shall occur on a date to be determined by Grantee of not less than 20 days and not more than 90 days after the date on which such Notice is delivered; provided that the Closing shall be held only if: (i) such purchase would not otherwise violate, or cause the violation of, any applicable law or regulations or the rules of the NYSE, Nasdaq National Market or the AMEX the result of which violation would have a material adverse effect on AutoBond, Grantee or Stockholders; and (ii) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered into, or enforced by any government, governmental agency or authority or court which prohibits delivery of the Shares pursuant to the exercise of the Option, whether temporary, preliminary or permanent (provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed). In the event the Closing is delayed pursuant to clause (i) or (ii) above, the Closing Date shall be within five business days following the cessation of such restriction, violation, potential violation, order, decree or injunction, as the case may be, provided that no other such restriction, violation, potential violation, order, decree or injunction, as the case may be, shall have occurred.

     (c) Subject to Section 1.3, at the Closing, each Stockholder shall deliver to Grantee all of such Stockholder's Shares to be delivered pursuant to the Notice by delivery of a certificate or certificates evidencing such Shares in the denominations designated by Grantee, duly endorsed to Grantee or accompanied by stock powers duly executed in favor of Grantee, with all necessary stock transfer stamps affixed.

     1.3 Exercise Price. The exercise price of the Option shall be payable in shares of newly issued Series of Preferred Stock of Dynex Capital, Inc. ("Dynex Shares") set forth in the form of Articles of Amendment attached as Exhibit A and the number of shares to be issued in payment of such exercise price shall be determined as follows: The product derived by multiplying the number of Shares subject to the Option by $6.00 shall be divided by a number equal to the average of the closing prices per share of the common stock of Dynex Capital, Inc. for the ten (10) consecutive trading days ending immediately prior to the date of exercise of the Option by Grantee such average price to be rounded up to the nearest $0.05 ("Average Price") multiplied by 115%. At Closing Grantee will deliver to each Stockholder 80% of his pro rata share of the Dynex Shares issued to him at the Closing of the exercise of the Option. The balance of the Dynex Shares issued to each Stockholder at Closing shall be held by Grantee subject to the terms set forth below and the Employment Agreement between Grantee and such Stockholder attached as Exhibit B. The Dynex Shares of each Stockholder held by Grantee shall be subject to forfeiture in the event (i) the employment of Stockholder with Grantee shall be terminated for "cause" as defined in Section 5(c)(i), (ii), (iii) or (v) of the Employment Agreement for such Stockholder and as defined in Section 5(c)(iv) of the Employment Agreement, provided such gross negligence causes material damage to the Business (as defined in the Employment Agreement) or the business relationships of the Grantee or its affiliates or
(ii) such Stockholder voluntarily terminates such employment. Termination due to death or total disability shall not be deemed a voluntary termination for this purpose. Grantee shall release to each Stockholder on each anniversary of the Closing that percentage of the Dynex Shares so held by Grantee determined by dividing one by the initial term (expressed in years) of the Employment Agreement with such Stockholder. The initial term of employment to be provided in the employment agreements for Adrian Katz, William O. Winsauer and John S. Winsauer shall be three, three and four years, respectively. Each Dynex Share shall have a Liquidation Preference and an initial Conversion Price as defined in Exhibit A equal to 115% of the Average Price. Each Dynex Share shall be entitled to a dividend per quarter as set forth in Section 3(a)(i) of Exhibit A determined by multiplying the Liquidation Preference by 9% and dividing the product thereof by four.

         2.       Representations and Warranties.

     2.1 Representations and Warranties of Grantee. Grantee hereby represents and warrants to AutoBond and Stockholders as follows:

     (a) Due Authorization. This Agreement has been duly and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditor' rights generally; and (ii) is subject to general principles of equity.

     (b) No Conflicts. Except for: (i) the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"); (ii) the applicable requirements of state securities, takeover or Blue Sky laws; and (iii) listing requirements of the New York Stock Exchange ("NYSE") and the Nasdaq National Market, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Grantee and the consummation by Grantee of the transactions contemplated hereby (including the exercise of the Option) and (B) the execution and delivery of this Agreement by Grantee shall not (1) conflict with or result in any breach of any provision of the articles of incorporation or the by-laws (or similar documents) of Grantee, or (2) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Grantee, or any of its properties or assets, except in the case of (2) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Grantee to perform its obligations hereunder.

     (c) Good Standing. Grantee is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to execute and deliver this Agreement.

     (d) Distribution. Any shares acquired by Grantee upon exercise of the Option will not be sold, assigned, transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and applicable state and Blue Sky securities laws. Grantee is an "accredited" investor as defined in Regulation D promulgated pursuant to the Securities Act.

     2.2 Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Each of the Stockholders has all requisite legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Stockholders and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound, including without limitation any voting agreement, stockholder's agreement, voting trust or other agreement. There is no beneficiary of or holder of a voting trust certificate whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) Ownership of Shares.

     (i) Except as set forth in Exhibit G, each Stockholder is the sole record holder and sole beneficial owner of the number of the Existing Shares set forth opposite such Stockholder's name on Schedule A attached hereto. All Shares have been duly authorized and validly issued and are fully paid and non-assessable and good and marketable title thereto free and clear of all claims, liens, encumbrances, security interests and charges of any nature whatsoever shall be delivered to Grantee upon exercise of this Option.

     (ii) On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule A attached hereto constitute all of the shares of AutoBond Common Stock owned by such Stockholder.

     (iii) Each Stockholder has: (A) sole power of disposition, (B) sole voting power, and (C) sole power to demand dissenter's or appraisal rights, in each case with respect to all of such Stockholder's Existing Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

     (c) No Conflicts. Except as set forth in Exhibit G and except for: (i) the applicable requirements of the Exchange Act and the Securities Act; (ii) the applicable requirements of state securities or Blue Sky laws; and (iii) listing requirements of the AMEX, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by any of the Stockholders and the consummation by each of the Stockholders of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by each of the Stockholders nor the consummation by each of the Stockholders of the transactions contemplated hereby (including the exercise of the Option) nor compliance by each of the Stockholders with any of the provisions hereof shall
(x) conflict with or result in any breach of, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any of the Stockholders is a party or by which any of them or any of their properties or assets may be bound, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Stockholders, and of its subsidiaries or any of the properties or assets.

     (d) Each Stockholder represents that (i) his acquisition of the Dynex Shares is for his own account and not with a view to the distribution thereof and (ii) such Stockholder is an accredited investor within the meaning of Regulation D promulgated pursuant to the Securities Act; and (iii) that the Dynex Shares will not be sold, assigned, transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and applicable state and Blue Sky securities laws.

     (e) All actions necessary to exempt the granting of the Option to Grantee and the exercise by Grantee of such Option from any applicable takeover, business combination, control share acquisition or similar law in effect under the laws of Texas have been validly taken.

     (f) Exhibit H represents all the shares of AutoBond Common Stock that have been pledged or assigned or otherwise encumbered by the Stockholders. There are no breaches or defaults under any of the agreements related to such pledges or assignments except for any breach or default caused by the granting of this Option for which Stockholders agree to obtain within 5 days of the date hereof a waiver from the pledgee or assignee for 30 days of such breach or default and within 30 days of the date hereof, a permanent waiver of such breach or default. Stockholders will immediately notify Grantee of any such breaches or defaults. The Stockholders agree to obtain within 30 days of the date hereof the waiver of any breach or default caused by the grant of Option to Grantee and the agreement of each pledgee or assignee to provide Grantee with notice of any default or breach under the agreements creating such pledge or assignment and a reasonable opportunity to cure such default or breach. In the event Grantee elects to cure such default or breach, the Stockholder with respect to which such default or breach was cured shall transfer to Grantee that number of shares derived by dividing the amount paid by Grantee to cure such default or breach (including the extinguishment of any debt related to such pledge or assignment) by $6.00 and the number of shares deliverable or exercise of this Option shall be reduced proportionately. In the event Grantee cures any such default or breach and elects not to exercise the Option, Grantee shall have the right to require the Stockholder in respect of whom such cure was made to repurchase such shares from Grantee for an amount equal to the amount Grantee paid in respect of such cure, plus interest thereon at 18% per annum. Grantee shall be under no obligation to cure any such default or breach.

     2.3 Representations and Warranties of AutoBond. AutoBond hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. AutoBond has taken all corporate proceedings necessary to authorize this Agreement and to consummate the transactions contemplated hereby (including the exercise of the Option). This Agreement has been duly and validly executed and delivered by AutoBond and constitutes a valid and binding agreement of AutoBond, enforceable against AutoBond in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally; and (ii) is subject to general principles of equity. The Shares have been duly authorized and are subject to no preemptive rights.

     (b) No Conflicts. Except as set forth on Exhibit G and except for: (i) the applicable requirements of the Exchange Act and the Securities Act; (ii) the applicable requirements of state securities or Blue Sky laws; and (iii) listing requirements of the AMEX, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by AutoBond and the consummation by AutoBond of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by AutoBond nor the consummation by AutoBond of the transactions contemplated hereby nor compliance by AutoBond with any of the provisions hereof shall (x) conflict with or result in any breach of, or require any notice under any provision of the Restated Articles of Incorporation or bylaws of AutoBond, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or trigger any rights under change of control or similar provisions under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which AutoBond or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AutoBond, and of its subsidiaries or any of their properties or assets.

     (c) Status. AutoBond has all requisite power and authority to execute and deliver this Agreement.

     (d) Texas Business Combination Statute. All corporate action necessary to exempt the grant of the Option pursuant to this Agreement and any exercise by Grantee thereof from the application of any applicable takeover, business combination, control share acquisition or similar law in effect in Texas has been validly taken.

     2.4 Representations and Warranties of AutoBond and Stockholders. AutoBond and each of the Stockholders hereby represents and warrants as follows:

     (a) All documents filed by AutoBond and Stockholders, as the case may be, prior to the date hereof with the Securities and Exchange Commission ("Commission") conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed when such documents are filed, with the Commission will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) AutoBond and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to so qualify would not have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of AutoBond and its subsidiaries and affiliates, taken as a whole (hereinafter "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the business in which they are engaged.

     (c) The financial statements of AutoBond (including the related notes and supporting schedules) including any amendments or supplements thereto filed with the Commission, present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (d) There are no legal or governmental proceedings pending, or to the knowledge of AutoBond threatened, to which AutoBond or any of its subsidiaries or affiliates is a party or of which are any property or assets of AutoBond or any of its subsidiaries or affiliates is the subject which, if determined adversely to AutoBond or any of its subsidiaries or affiliates, would have a Material Adverse Effect.

     (e) Attached hereto as Exhibit C is a complete and accurate description of the material terms of the securities and debt of AutoBond currently outstanding, including, without limitation, options, warrants and securities convertible into capital stock of AutoBond.

     (f) Attached hereto as Exhibit D are the waivers of all officers and employees of AutoBond of any "change in control" provisions that may be triggered by the transactions contemplated by this Option Agreement.

         3.       Covenants.

     3.1 Covenants of AutoBond and Stockholders. The Stockholders and AutoBond shall:

     (a) Within 20 days after the end of each month furnish to Grantee projections of the next 12 months cashflow, all certified by such Stockholders as based on assumptions they believe to be reasonable.

     (b) Within 20 days after the end of each month furnish to Grantee the general ledgers, bank statements and such other financial information relating to AutoBond as Grantee may request.

     (c) Use their best efforts to achieve and not deviate in any material respect from the Business strategy and plan attached as Exhibit E hereto.

     (d) If any event triggering the right of the holders of the Class B Notes issued in connection with the 1997-B and 1997-C securitizations occurs pursuant to which such holders are entitled to receive or exchange securities for convertible securities, pay off such Class B Notes and extinguish any such entitlement.

     (e) During the Term of this Option AutoBond shall furnish promptly to Grantee a copy of each report or document filed or received by it pursuant to the requirements of federal and state securities laws or which may have material effect on its business and shall provide Grantee's employees, attorneys, accountants and advisors access to such information regarding AutoBond as they may request. AutoBond shall make available such members of management as Grantee shall request for purposes of performing its due diligence. Grantee agrees to keep confidential information received pursuant to this Section 3(e) until such time as (i) such information becomes publicly available or (ii) ordered to disclose such information by a court order or order of governmental agency; provided, however, Grantee may disclose such information to its affiliates, advisors and attorneys, subject to the agreement such person to keep such information confidential to the extent provided in this Section 3(e).

     (f) Cancel all options for AutoBond Common Stock held by Stockholders as of the date of Closing, or if requested by Grantee, exercise such options as Grantee may request and transfer the stock issuable upon such exercise to Grantee for an amount equal to the exercise price, along with any proxy to vote such AutoBond Common Stock as Grantee may request.

     3.2 Negative Covenants of AutoBond. During the Term, without the prior written consent of Grantee, AutoBond shall not:

     (a) Issue any new shares of capital stock, except pursuant to existing options, warrants and convertible securities.

     (b) Issue any debt of AutoBond with a term in excess of one year.

     (c) Make any changes in the compensation of each of the Stockholders.

     (d) Make any additional loans to the Stockholders.

     (e) Declare or pay any dividends on the AutoBond Common Stock.

     (f) Issue or sell any warrants, options or other securities exercisable for or convertible into capital stock of AutoBond, except for the issuance of options to employees (other than the Stockholders) in the ordinary course of business not to exceed 150,000 shares in the aggregate.

     (g) Enter into any transactions between AutoBond and any of its affiliates outside the normal course of business.

     (h) Enter into any extraordinary corporate action such as a merger, consolidation, share exchange, sale of all or substantially all of its assets or similar transaction.

     (i) Amend its Articles of Incorporation or by-laws.

     (j) Change its underwriting or servicing practices and guidelines in any material respect.

     3.3 Negative Covenants of Each Stockholder. During the Term, without the prior written consent of Grantee, each Stockholder shall not:

     (a) Sell, assign, pledge, encumber or otherwise dispose of any of the Existing Shares or grant a proxy or power of attorney with respect to the Shares or deposit any Shares into a voting agreement or trust.

     (b) Take any action that would make any representation or warranty contained herein incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

     (c) Subject to such stockholders' duties in their capacity as directors, directly or indirectly (including through advisors, agents or other intermediaries), initiate, solicit, negotiate, encourage or provide confidential information to facilitate any proposal or offer by any Person that constitutes or could reasonably be expected to lead to an Acquisition Transaction (as hereinafter defined). Acquisition Transaction means any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of the AutoBond and its subsidiaries or more than fifty percent (50%) of the capital stock of AutoBond and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein. If Stockholder receives any such inquiry or proposal, then Stockholder shall promptly inform Grantee of the material terms and conditions, if any, of such inquiry or proposal and the identity of the Person making it. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (d) Vote his shares in favor and agrees, unless otherwise directed by Grantee, to vote his Shares against any Acquisition Transaction, amendment to the articles of incorporation of AutoBond or other extraordinary corporate action with any party other than Grantee or its affiliates.

     (e) Exercise any of the options for AutoBond Common Stock held by such Stockholder as of the date hereof.

     3.4 Stop Transfer. Each Stockholder agrees with, and covenants to, Dynex that such Stockholder shall not request that AutoBond register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Shares in certificated from, that such Stockholder will tender to AutoBond, within ten business days after the date hereof, the certificates representing such Shares and AutoBond will inscribe upon such certificates the following legend: "The shares of Common Stock, no par value per share, of AutoBond Acceptance Corporation (the "Company") represented by this certificate are subject to a Stock Option Agreement dated as of June , 1998, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Each Stockholder agrees that within ten business days after the date hereof, such Stockholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee.

     4. Conditions to Closing. In addition to the satisfaction of the conditions set forth in Sections 1.2(i) and (ii) hereof, the obligation of Grantee to close upon exercise of the Option is subject to the satisfaction of the following conditions unless waived by Grantee:

     4.1. The representations and warranties of AutoBond are the Stockholders set forth herein shall be true and correct as of the date of Closing and AutoBond and Stockholders shall have complied with each covenant and agreement set forth herein and each shall deliver to Grantee a certificate certifying thereto.

     4.2. All regulatory and other approvals necessary in connection with the exercise of the Option shall have been approved and the expiration of any waiting periods (including those required under the Hart-Scott-Rodino Improvements Act of 1976) with respect to any such Combination shall have occurred.

     4.3. Grantee and Stockholders shall have entered into the employment agreements attached as Exhibit B.

     4.4 AutoBond and Stockholders shall have delivered the opinion attached hereto as Exhibit F.

     5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

     6. Indemnification. AutoBond and each of the Stockholders agrees to indemnify and hold harmless the Grantee, its directors, officers, employees and agents and each person who controls the Grantee against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of a representation or warranty made by any of them hereunder or failure to perform any covenant made by any of them herein. The obligations set forth in this Section 6 shall expire one year after the Closing.

     7. Survival of Representations and Warranties. The respective representations and warranties of AutoBond, the Stockholders and Grantee contained herein or in any certificates or other documents delivered at or prior to the Closing shall survive the closing of the transactions contemplated hereby for one year.

     8. Miscellaneous.

     8.1 Entire Agreement; Assignment. This Agreement, the Note Agreement and the Credit Agreement of even date herewith: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise, provided that Grantee may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary or an affiliate of Grantee, but no such assignment shall relieve Grantee of its obligations hereunder if such assignee does not perform such obligations.

     8.2 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, provided proof of delivery. All communications hereunder shall be delivered to the respective parties at the following address:

         If to Grantee:
                                    Dynex Holding, Inc.
                                    10900 Nuckols Road
                                    Third Floor
                                    Richmond, Virginia 23060

         copy to:                   Venable, Baetjer and Howard, LLP
                                    1800 Mercantile Bank & Trust Building
                                    2 Hopkins Plaza
                                    Baltimore, Maryland 21201
                                    Attention:  Elizabeth R. Hughes, Esq.
                                    Telecopy:  (410) 244-7742

         If to Adrian Katz:

                                            Telecopy:

         copy to:

                                            Attention:
                                            Telecopy:

         If to William O. Winsauer:         ___________________________
                                            Telecopy:

         copy to:

                                            Attention:
                                            Telecopy:

         If to John S. Winsauer:

                                            Telecopy:

         copy to:

                                            Attention:
                                            Telecopy:

         If to AutoBond:
                                    AutoBond Acceptance Corporation
                                    301 Congress Avenue
                                    Austin, Texas 78701

         copy to:

                                    Attention:
                                    Telecopy:

     or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     8.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of principles of conflicts of law.

     8.5 Consent to Jurisdiction. The parties hereto agree that the appropriate and exclusive forum for any dispute between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the Commonwealth of Virginia. The parties hereto further agree that the parties will not bring suit with respect to any dispute arising out of this Agreement or the transactions contemplated hereby, except as expressly set forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The foregoing shall not limit the rights of any party to obtain further execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. THE PARTIES HERETO WAIVE ALL RIGHTS TO A JURY TRIAL. The parties agree that, upon request of Grantee, the parties will submit any controversy or claim arising out of or relating to this Agreement for settlement by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and any judgment on the award rendered by the arbitrator(s) may be entered in a court selected in accordance with this
Section 8.5.

     8.6 Further Assurances. From time to time, at any party's request and without further consideration, each other party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner possible, the transactions contemplated by this Agreement, including without limitation to vest in Grantee good title to the Shares purchased hereunder.

     8.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     8.8   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

     8.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion or any provision had never been contained herein.

     8.11 Definitions. For purposes of this Agreement:

     (a) "Beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13d-3 of the Exchange Act.

     (b) "Person" shall mean an individual,  corporation,  partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization or other entity.

     8.12 Consideration. AutoBond acknowledges the consideration for the representations, agreements and covenants of AutoBond set forth herein is the agreement of Grantee to make available certain funding to AutoBond as set forth in the Note Agreement and Credit Agreement between Grantee and AutoBond of even date herewith. 8.13 Registration Rights.

     8.13.1 Requested Registration. If one or more of the Stockholders holding an aggregate of a majority of the common stock issuable upon conversion of the Dynex Shares ("Registrable Securities") shall notify the Grantee in writing that such Stockholder or Stockholders intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Grantee will notify all of the remaining holders of Registrable Securities upon receipt of such notification from such Stockholder or Stockholders. Upon the written request of any such Stockholder delivered to the Grantee within 15 days after receipt from the Grantee of such notification, the Grantee will use its best efforts to cause, at the expense of the Stockholders of such Registrable
Securities, such of the Registrable Securities as may be requested by any such Stockholder (including the Stockholder or Stockholders giving the initial notice of intent to register hereunder) to be registered under the Act in accordance with the terms of this Section 8.13. Notwithstanding the foregoing, the Grantee shall not be required to effect, or to take any action to effect, a registration requested pursuant to this Section 8.13 if any of the following conditions exist:

     (i) after the Grantee has  effected one (1)  registration  pursuant to this
Section 8.13 and such registration has been declared or ordered effective by the Commission;

     (ii) if a prior registration has become effective, regardless of the manner in which it was initiated, within six (6) months of the date of the demand; or

     (iii) if the request for registration has been received by the Grantee subsequent to the giving of written notice by the Grantee, made in good faith, to the Stockholders of Registrable Securities to the effect that the Grantee is commencing to prepare a Grantee-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable);

     provided,  however,  that, in the case of the condition described in clause
(ii), the Grantee shall use its best efforts to achieve such effectiveness promptly following such six-month period if the request pursuant to this Section
8.13 has been made prior to the expiration of such six-month period. The Grantee may postpone the filing of any registration statement requested hereunder for a reasonable period of time, not to exceed 120 days, if the Grantee has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Grantee determines reasonably and in good faith that such disclosure would have a material adverse effect on the Grantee.

     (b) If the Grantee shall have received notice of a requested registration under Section 8.13 and the Grantee shall have obtained an opinion of counsel, which opinion is concurred in by counsel for the requesting holder or holders, that registration under the Act is not required in connection with such proposed disposition, the Grantee shall have no obligation to comply with such request, and the receipt of such opinion shall not be construed as a registration under
Section 8.13 for the purpose of  determining  the  Grantee's  obligations  under
Section 8.13 hereof.

     8.13.2 Piggy-Back Registration. If the Grantee proposes to file a registration statement under the Act with respect to an offering by the Grantee for its own account or for the account of others of any class of security other than a registration statement on Forms S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Grantee's existing stockholders), then the Grantee shall in each case give written notice of such proposed filing to the Stockholders at least 30 days prior to the anticipated filing date, and such notice shall offer such Stockholders the opportunity to register such shares of Registrable Securities as each such holder may request (a "Piggy-Back Registration"). In such case, the holders of the Registrable Securities will bear any incremental expense attributable to the registration of such Registrable Securities. The Grantee shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requested in writing within fifteen
(15) days after the notice given by the Grantee to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Grantee included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the Stockholders that the total amount of securities which they or the Grantee or any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount or kind of securities to be offered for the accounts of Stockholders of Registrable Securities shall be reduced pro rata with respect to each holder to the extent necessary to reduce the total amount of securities to be included in such offering to the amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     8.13.3 Other Agreements. The Stockholders seeking to register Registrable Securities pursuant to this Section 8.13 agree to enter into such indemnification, hold back and other agreements as may be reasonably requested by the Grantee or managing underwriter or underwriters in connection with such registration.

     IN WITNESS WHEREOF, Grantee, AutoBond and the Stockholders have duly executed or have caused this Agreement to be duly executed as of the day and year first above written.


     DYNEX HOLDING, INC.                    ADRIAN KATZ


By:
       Name:                                Adrian Katz
       Title:


     WILLIAM O. WINSAUER                    JOHN S. WINSAUER


By:                                         By:
     William O. Winsauer                       John S. Winsauer


AUTOBOND ACCEPTANCE CORPORATION


By:
     Name:
     Title:


     For the purpose of agreeing to make available the Dynex Shares on exercise of the Option.

DYNEX CAPITAL, INC.


By:
     Name:
     Title:

                          SCHEDULE A

                        Share Ownership

Name                                                      Number of Shares

Adrian Katz                                                     583,750

William O. Winsauer                                           3,650,062

John S. Winsauer                                              1,240,688

                                                              5,474,500

Articles of Amendment                                A

Employment Agreements                                B

Capitalization Description                           C

Waiver of Change-in-Control Provisions               D

Business Strategy and Plan                           E

Opinion of Counsel                                   F

Exceptions to Representations                        G

                                                            EXHIBIT A

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION

                              DYNEX CAPITAL, INC.



1.       The name of the Corporation is Dynex Capital, Inc.

2. A new Article IIID shall be inserted following the existing text of Article IIIC and shall read as set forth in Exhibit A hereto.

     3. This Amendment to the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation at a meeting held on __________, 1998. In accordance with Sections 13.1-706.6 and 13.1-639 of the Virginia Stock Corporations Act, no shareholder action was required.

     IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation.


Date:  _________, 199__             DYNEX CAPITAL, INC.



                                    By: /S/ THOMAS H. POTTS
                                        Thomas H. Potts
                                        President

                                     DYNEX CAPITAL, INC.


     Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as Series ____ 9.00% Cumulative Convertible Preferred Stock
(the        "Series        Preferred        Stock")        and       up       to
________________________________________  ($_________)  shall be the  number  of shares of such Preferred Stock constituting such series.

     Section 2. Definitions. For purposes of the Series _____ Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall mean the Securities Act of 1933, as amended.

     "affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series _____ Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which each share of Series _____ Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to paragraph (d) of Section 7. The initial Conversion Price shall be $_______ (equivalent to an initial conversion rate of one share of Common Stock for each share of Series _____ Preferred Stock).

     "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the Nasdaq Stock Market ("Nasdaq") or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

     "Distribution"  shall have the meaning set forth in  paragraph  (d)(iii) of
Section 7 hereof.

     "Dividend Payment Date" shall mean, with respect to each Dividend Period, the [last day of _________, ______, ______ and _______,] in each year, commencing on [_________, 199___] with respect to the period commencing on the date of issue and ending [__________ ___, ______]; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on [January 1, April 1, July 1 and October 1] of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include [__________ ____, _____]).

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "Issue Date" shall mean ____________, 199___.

     "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Series _____ Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Parity  Stock"  shall  have the  meaning  set  forth in  paragraph  (b) of
Section 8 hereof. Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are Parity Stock.

     "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

     "Press  Release"  shall have the meaning set forth in  paragraph  (a)(i) of
Section 5 hereof.

     "Series A Preferred Stock" shall mean the Series A Cumulative Convertible Preferred Stock of the Corporation as set forth in Article IIIA, Section 1 of the Corporation's Articles of Incorporation (as amended).

     "Series B Preferred Stock" shall mean the Series A Cumulative Convertible Preferred Stock of the Corporation set forth in Article IIIB, Section 1 of the Corporation's Articles of Incorporation (as amended).

     "Series C Preferred Stock" shall mean the Series C Cumulative Convertible Preferred Stock of the Corporation set forth in Article IIIC, Section 1 of the Corporation's Articles of Incorporation (as amended).

     "Series Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series _____ Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day", as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market of Nasdaq or, if such securities are not quoted on such National Market, in the securities market in which such securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Transfer Agent" means First Union National Bank of North Carolina or such other transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series _____ Preferred Stock.

     "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

     Section 3. Dividends.

     (a) The holders of Series _____ Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series _____ Preferred Stock equal to $[ ] per quarter (the "Base Rate"). The initial Dividend Period shall commence on the Issue Date and end on [___________, 199__]. The dividends payable with respect to the portion of the initial Dividend Period commencing on the Issue Date and ending on [__________, 199__] shall be prorated from the date of issuance and determined by reference to the Base Rate. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series _____ Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than 60 days prior to the applicable Dividend Payment Date and shall be fixed by the Board of Directors to coincide with the record date for the regular quarterly dividends, if any, payable with respect to the Common Stock; provided, however, that the record dates for the Dividend Period ending December 31, may be separated so that the record date for the Common Stock dividend is December 31 and the record date for the Series _____ Preferred Stock dividend is January 1 and vice versa. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable per share of Series _____ Preferred Stock for the portion of the initial Dividend Period commencing on the Issue Date and ending and including [___________ ____, 199__], or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Series _____ Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series _____ Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series _____ Preferred Stock that may be in arrears.

     (c) So long as any of the shares of Series _____ Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Series _____ Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series _____ Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series _____ Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

     (d) So long as any of the shares of Series _____ Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case
(i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series _____ Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series _____ Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series _____ Preferred Stock and the current dividend period with respect to such Parity Stock.

         Section 4.        Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series _____ Preferred Stock shall be entitled to receive [_________________ ($_________)] per share of Series _____ Preferred Stock ("Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series _____ Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series _____ Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series _____ Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series _____ Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any shares of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series _____ Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series _____ Preferred Stock and any Parity Stock shall not be entitled to share therein.

         Section 5.        Redemption at the Option of the Corporation.

     (a) The Corporation, at its option, may redeem shares of Series _____ Preferred Stock, in whole or from time to time in part, as set forth herein, subject to the provisions described below:

     (i) Shares of Series _____ Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, at any time by issuing and delivering to each holder for each share of Series _____ Preferred Stock to be redeemed such number of authorized but previously unissued shares of Common Stock as equals the Liquidation Preference (which excludes any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per share of Series _____ Preferred Stock divided by the Conversion Price as in effect as of the opening of business on the Call Date (as defined in paragraph (b) below);
provided, however, that the Corporation may redeem shares of Series _____ Preferred Stock pursuant to this paragraph (a)(i) only if for ten (10) Trading Days, within any period of thirty (30) consecutive Trading Days, including the last Trading Day of such 30-Trading Day period, the Current Market Price of the Common Stock on each of such ten (10) Trading Days equals or exceeds the Conversion Price in effect on such Trading Day.

     (ii) Shares of Series _____ Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation at any time out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per share of Series _____ Preferred Stock (plus all accumulated, accrued and unpaid dividends as provided below).

     (iii) In the event of a redemption pursuant to Section 5(a)(i), the Corporation shall pay in cash all cumulative, accrued and unpaid dividends for all Dividend Periods ending prior to the Dividend Period in which the redemption occurs; but no dividend shall accrue or be payable on the Series _____ Preferred Stock to be redeemed for the Dividend Period in which the redemption occurs unless the Call Date is after the record date for the dividend payable on the Common Stock for such Dividend Period in which event such dividend with respect to the Series _____ Preferred Stock shall accrue and be payable from the period beginning of the Dividend Period in which the redemption occurs and ending on the Call Date. In the event of a redemption pursuant to Section 5(a)(ii), the Corporation shall pay in cash all cumulative, accrued and unpaid dividends for all Dividend Periods ending prior to the Dividend Period in which the redemption occurs, plus the dividend (determined by reference to the Base Rate if the Call Date precedes the date on which the dividend on the Common Stock is declared for such Dividend Period) accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date.

     (b) In order to exercise the redemption option of the Corporation described in Section 5(a), the Corporation shall send a notice of redemption to holders of record and shares of Series _____ Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders of record (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 20 days nor more than 60 days after the date notice of redemption is sent by the Corporation. In the event of a redemption pursuant to Section 5(a)(i) or 5(a)(ii), if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then (i) in the event of a redemption pursuant to Section 5(a)(i) each holder of Series _____ Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date and (ii) in the event of a redemption pursuant to Section 5(a)(ii), each holder of Series _____ Preferred Stock at the close of business on such dividend payment record date shall be entitled to the portion of the dividend accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series _____
Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

     (c) If full cumulative dividends on all outstanding shares of Series _____ Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Series _____ Preferred Stock may be redeemed unless all outstanding shares of Series
_____ Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series _____ Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series _____ Preferred Stock.

     (d) Notice of redemption shall be provided by first class mail, postage prepaid, telecopy or overnight courier at such holder's address as the same appears on the stock records of the Corporation. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed or sent whether or not the holder receives the notice. Each notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series _____ Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for shares of Common Stock pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for Common Stock, the number of shares of Common Stock to be issued with respect to each share of Series _____ Preferred Stock to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; and (5) the then-current Conversion Price. Notice having been mailed or sent as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the number of shares of Common Stock and/or amount of cash necessary to effect such redemption), (i)except as otherwise provided herein, dividends on the shares of Series _____ Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series _____ Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series _____ Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series _____ Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon).

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing shares of Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series _____ Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series _____ Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series _____ Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series _____ Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

     (e) In the case of any  redemption  pursuant  to  paragraph  (a)(i) of this
Section 5, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the shares of Series _____ Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon redemption of shares of Series _____ Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series _____ Preferred Stock so surrendered.

     (f) In the case of any  redemption  pursuant  to  paragraph  (a)(i) of this
Section 5, the Corporation covenants that any shares of Common Stock issued upon redemption of shares of Series _____ Preferred Stock shall be validly issued, fully paid and non-assessable.

     Section 6. Stock To Be Retired. All shares of Series _____ Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series _____ Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7. Conversion.

     Holders of shares of Series _____ Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series _____ Preferred Stock shall have the right, at such holder's option, at any time to convert such shares, in whole or in part (but not less than the greater of one-half of the initial number of shares of Series _____ Preferred Stock issued to such holder or such remaining shares of Series
_____ Preferred Stock held by such holder), into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock per each share of Series _____ Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last clause of paragraph (b) of this Section 7) and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Series _____ Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of shares of Common Stock and/or cash payable upon such redemption under Section 5 hereof.

     (b) In order to exercise the conversion right, the holder of each share of Series _____ Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series _____ Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series _____ Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series _____ Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series _____ Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series _____ Preferred Stock in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series _____ Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Series _____ Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series _____ Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Series _____ Preferred Stock and the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

     (c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Series _____ Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Series _____ Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series _____ Preferred Stock so surrendered.

     (d) The Conversion Price shall be adjusted from time to time as follows:

     (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B)
subdivide  its  outstanding  Common  Stock  into a  greater  number  of  shares,
(C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series _____ Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series _____ Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

     (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

     (iii) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series _____ Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Series _____ Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series _____ Preferred Stock that will contain provisions enabling the holders of the Series _____ Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

     (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

     (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

     (iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

     (iv)  there  shall  occur  the   voluntary  or   involuntary   liquidation,
dissolution or winding up of the Corporation,

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Series _____ Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series _____ Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series _____ Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Series _____ Preferred Stock, the Conversion Price for the Series _____ Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

     (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Series _____ Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series _____ Preferred Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series _____ Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series _____ Preferred Stock shall be validly issued, fully paid and non-assessable.

     (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Series _____ Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series _____ Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8. Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

     (a) prior or senior to the Series _____ Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series _____ Preferred Stock;

     (b) on a parity with the Series _____ Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series _____ Preferred Stock, if the holders of such class of stock or series and the Series _____ Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

     (c) junior to the Series _____ Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series _____ Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

     Section 9. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series _____ Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.